Exhibit 10.2

SHARE EXCHANGE AGREEMENT

by and among:

CORRECTIVE BIOTECHNOLOGIES, INC.

a Wyoming Corporation

and

BIOMODELING SOLUTIONS, INC.,

an Oregon corporation

and

The shareholders of BIOMODELING SOLUTIONS, INC.

and

FIRST VIVOS, INC.

a Texas corporation

and

The shareholders of FIRST VIVOS, INC.

Dated as of August 16, 2016

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into as of August 10, 2016, by and among CORRECTIVE BIOTECHNOLOGIES, INC., a Wyoming corporation (“Corrective Biotechnologies”), with offices at 605 W. Knox Rd., Suite 202 Tempe, AZ 85284, BIOMODELING SOLUTIONS, INC., an Oregon corporation with offices located at 17933 NW Evergreen Pkwy., Suite 280 Beaverton, OR 97006 (“BioModeling”) the BioModeling shareholders listed on the signature page hereto (the “BioModeling Shareholders”), FIRST VIVOS, INC., a Texas corporation with offices at 514 Country Lane, Coppell, TX 75019 (“Vivos”) and the Vivos shareholders listed on the signature page hereto (the “Vivos Shareholders”), upon the following premises (BioModeling and Vivos are collectively referred to hereinafter as the “Acquired Companies”):

R E C I T A L S

WHEREAS, Corrective Biotechnologies is a privately held corporation organized under the laws of Wyoming;

WHEREAS, BioModeling is a privately held corporation organized under the laws of Oregon;

WHEREAS, the BioModeling Shareholders own 100% of the issued and outstanding shares of BioModeling;

WHEREAS, Vivos is a privately held corporation organized under the laws of Texas;

WHEREAS, the Vivos Shareholders own 100% of the issued and outstanding shares of Vivos;

WHEREAS, Corrective Biotechnologies agrees to acquire: (i) 12,425,000 of the issued and outstanding shares of common stock of BioModeling from the BioModeling Shareholders in exchange for the issuance of 10,000,000 shares of Corrective Biotechnologies’ Class A Common Stock, par value $0.0001 per share (the “Common Stock”) and (ii) 5,000 shares of the issued and outstanding shares of common stock of Vivos from the Vivos Shareholders in exchange for the issuance of 10,000,000 shares of Corrective Biotechnologies’ Class A Common Stock, par value $0.0001 per share (the “Common Stock”), with the issuance of such shares of Corrective Biotechnologies Common Stock representing 88.9% of the issued and outstanding shares of Corrective Biotechnologies’ Class A Common Stock (collectively, referred to as the “Exchange Consideration”) and the transaction is hereinafter referred to as the “Exchange”. On the Closing Date, the BioModeling Shareholders and the Vivos Shareholders will become shareholders of Corrective Biotechnologies; and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

A G R E E M E N T

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I REPRESENTATIONS, COVENANTS, AND WARRANTIES OF BIOMODELING AND THE BIOMODELING SHAREHOLDERS

As an inducement to, and to obtain the reliance of Corrective Biotechnologies, except as set forth in the Schedules to this Agreement (the “Schedules”), BioModeling and each of the BioModeling Shareholders (only as to Sections 1.09 and 1.10) represents and warrants as of the Closing Date (as hereinafter defined), as follows:

Section 1.01 Incorporation. BioModeling is a company duly organized, validly existing, and in good standing under the laws of Oregon and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of BioModeling’s Articles of Incorporation. BioModeling has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. BioModeling has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Authorized Shares and Capital. BioModeling has 50,000,000 shares of common stock, no par value, authorized (the “BioModeling Common Stock”) with 12,425,000 shares issued and outstanding. The shares of BioModeling Common Stock outstanding are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations. BioModeling does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04 Financial Matters. BioModeling’s net shareholder equity is a positive amount. All financial statements of BioModeling are available for inspection upon request.

Section 1.05 Options or Warrants. Except as provided for in Schedule 1.05, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of BioModeling.

Section 1.06 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of BioModeling after reasonable investigation, threatened by or against BioModeling or affecting BioModeling or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. BioModeling does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances that, after reasonable investigation, would result in the discovery of such a default.

Section 1.07 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which BioModeling is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on Schedule 1.07(a). A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least $100,000 or the require the payment of at least $100,000 during any 12 month period hereafter;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which BioModeling is a party or by which its properties are bound and which are material to the operations of BioModeling taken as a whole are valid and enforceable by BioModeling in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) BioModeling is a party to oral (i) contracts for the employment of employees; (ii) profit sharing, stock options, pension benefits and retirement plans, all as further identified in Exhibit “A” set forth below

(d) BioModeling is not a party to (i) agreement, contract, or indenture relating to the borrowing of money, (ii) guaranty of any obligation; (iii) collective bargaining agreement; or (iv) agreement with any present or former officer or director.

Section 1.08 Compliance with Laws and Regulations. To the best of its knowledge, BioModeling has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of BioModeling or except to the extent that noncompliance would not result in the occurrence of any material liability for BioModeling.

Section 1.09 Approval of Agreement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of BioModeling and the BioModeling Shareholders, and this Agreement constitutes a valid and binding agreement of BioModeling and the BioModeling Shareholders enforceable in accordance with its terms.

Section 1.10 Valid Obligation. This Agreement and all agreements and other documents executed by BioModeling in connection herewith constitute the valid and binding obligations of BioModeling and the BioModeling Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II REPRESENTATIONS, COVENANTS, AND WARRANTIES OF VIVOS SOLUTIONS AND THE VIVOS SHAREHOLDERS

As an inducement to, and to obtain the reliance of Corrective Biotechnologies, except as set forth in the Schedules, Vivos and each of the Vivos Shareholders (only as to Sections 2.09 and 2.10) represents and warrants as of the Closing Date (as hereinafter defined), as follows:

Section 2.01 Incorporation. Vivos is a company duly organized, validly existing, and in good standing under the laws of Oregon and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Vivos’ Articles of Incorporation. Vivos has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. Vivos has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 2.02 Authorized Shares and Capital. Vivos has 10,000,000 shares of common stock, no par value and 5,000,000 preferred shares, no par value, authorized (the “Vivos Common Stock”) with 5,000 common shares and nil preferred shares issued and outstanding. The shares of Vivos Common Stock outstanding are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. Vivos does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Matters. Vivos’ net shareholder equity is a positive amount. All financial statements of Vivos are available for inspection upon request.

Section 2.05 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Vivos.

Section 2.06 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Vivos after reasonable investigation, threatened by or against Vivos or affecting Vivos or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Vivos does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances that, after reasonable investigation, would result in the discovery of such a default.

Section 2.07 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Vivos is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on Schedule 1.07(a). A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least $100,000 or the require the payment of at least $100,000 during any 12 month period hereafter;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which Vivos is a party or by which its properties are bound and which are material to the operations of Vivos taken as a whole are valid and enforceable by Vivos in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Vivos is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Vivos.

Section 2.08 Compliance with Laws and Regulations. To the best of its knowledge, Vivos has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Vivos or except to the extent that noncompliance would not result in the occurrence of any material liability for Vivos.

Section 2.09 Approval of Agreement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of Vivos and the Vivos Shareholders, and this Agreement constitutes a valid and binding agreement of Vivos and the Vivos Shareholders enforceable in accordance with its terms.

Section 2.10 Valid Obligation. This Agreement and all agreements and other documents executed by Vivos in connection herewith constitute the valid and binding obligations of Vivos and the Vivos Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III OWNERSHIP AND INVESTMENT REPRESENTATIONS OF BIOMODELING SHAREHOLDERS AND VIVOS SHAREHOLDERS

As an inducement to, and to obtain the reliance of Corrective Biotechnologies, each of the BioModeling Shareholders and the Vivos Shareholders (collectively, the “Acquired Companies Shareholders”) represents and warrants as of the Closing Date as follows:

Section 3.01 Ownership and Investment Representations. Each Acquired Companies Shareholder owns all of the shares of common stock as set forth next to their name on the Signature Page to this Agreement (the “Shares Sold”). Each Acquired Companies Shareholder is the sole record and beneficial owner of the Shares Sold, has good and marketable title to the Shares Sold, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver the Shares Sold to Corrective Biotechnologies in accordance with this Agreement. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. At Closing, Corrective Biotechnologies will receive good and marketable title to the Shares Sold, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares Sold.

Section 3.02 Investment Purpose. As of the date hereof, each of the Acquired Companies Shareholders understands and agrees that the consummation of this Agreement including the delivery of the Exchange Consideration to the Acquired Companies Shareholders in exchange for the Shares Sold as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the Shares Sold are being acquired for each of the Acquired Companies Shareholders’ own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, each of the Acquired Companies Shareholders does not agree to hold any of the Exchange Consideration for any minimum or other specific term and reserves the right to dispose of the Exchange Consideration at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

Section 3.03 Accredited Investor Status. Each of the Acquired Company Shareholders is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

Section 3.04 Reliance on Exemptions. Each of the Acquired Companies Shareholders understands that the Exchange Consideration is being offered and sold to the Acquired Companies Shareholders in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Corrective Biotechnologies is relying upon the truth and accuracy of, and the Acquired Companies Shareholders’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Acquired Companies Shareholders set forth herein in order to determine the availability of such exemptions and the eligibility of the Acquired Companies Shareholders to acquire the Exchange Consideration.

Section 3.05 Information. The Acquired Companies Shareholders and their advisors, if any, have been furnished with all materials relating to the business, finances and operations of Corrective Biotechnologies and materials relating to the offer and sale of the Exchange Consideration that have been requested by the Acquired Companies Shareholders or its advisors. Each of the Acquired Companies Shareholders and their advisors, if any, has been afforded the opportunity to ask questions of Corrective Biotechnologies. Each of the Acquired Companies Shareholders understands that their investment in the Exchange Consideration involves a significant degree of risk. The Acquired Companies Shareholders are not aware of any facts that may constitute a breach of any of their representations and warranties made herein.

Section 3.06 Governmental Review. Each of the Acquired Companies Shareholders understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Consideration.

Section 3.07 Transfer or Re-sale. Each of the Acquired Companies Shareholders understands that (i) the sale or re-sale of the Exchange Consideration has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Consideration may not be transferred unless (a) the Exchange Consideration is sold pursuant to an effective registration statement under the Securities Act, (b) the Acquired Companies Shareholders shall have delivered to Corrective Biotechnologies, at the cost of the Acquired Companies Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Consideration to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Corrective Biotechnologies, (c) the Exchange Consideration is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Acquired Companies Shareholders who agree to sell or otherwise transfer the Exchange Consideration only in accordance with this Section and who are an Accredited Investor, or (d) the Exchange Consideration is sold pursuant to Rule 144, and the Acquired Companies Shareholders shall have delivered to Corrective Biotechnologies, at the cost of the Acquired Companies Shareholders, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Corrective Biotechnologies; (ii) any sale of such Exchange Consideration made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Consideration under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Corrective Biotechnologies nor any other person is under any obligation to register such Exchange Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Consideration may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Section 3.08 Legends. Each of the Acquired Companies Shareholders understand that the shares of Corrective Biotechnologies’ common stock that comprise the Exchange Consideration (the “Exchange Shares”) and, until such time as the Exchange Shares have been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation D without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and Corrective Biotechnologies shall issue a certificate without such legend to the holder of any Exchange Share upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Security Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation D without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides Corrective Biotechnologies with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by Corrective Biotechnologies so that the sale or transfer is effected. Each of the Acquired Companies Shareholders agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

Section 3.09 Residency. Each of the Acquired Companies Shareholders is a resident of the jurisdiction set forth immediately below the Acquired Companies Shareholders’ name on the signature pages hereto.

Section 3.10 No “Bad Actor” Disqualification. None of the Acquired Companies Shareholders who are a Covered Person (defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the knowledge of each Acquired Companies Shareholders, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including either of the Acquired Companies; any predecessor or Affiliate of the Acquired Companies; any director, executive officer, other officer participating in the Exchange, general partner or managing member of the Acquired Companies; any beneficial owner of 20% or more of the Acquired Companies outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Acquired Companies in any capacity at the time of the Exchange; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Exchange (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the Exchange of any Solicitor or general partner or managing member of any Solicitor.

ARTICLE IV REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CORRECTIVE BIOTECHNOLOGIES

As an inducement to, and to obtain the reliance of BioModeling, the BioModeling Shareholders, Vivos and the Vivos Shareholders, except as set forth in the Schedules, Corrective Biotechnologies represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 4.01 Organization. Corrective Biotechnologies is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Corrective Biotechnologies’ certificate of incorporation or bylaws. Corrective Biotechnologies has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Corrective Biotechnologies has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 4.02 Capitalization. Corrective Biotechnologies’ authorized capitalization consists of 500,000,000 shares of which such number: (1) 450,000,000 shares are Common Stock, par value $0.0001 per share (the “Common Stock”), which are further divided as to: (a) 400,000,000 shares are Class A Common Stock, par value $0.0001 (the “Class A Common Stock”), (b) 10,000,000 shares are Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), and (c) 40,000,000 shares are Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”) and (2) 50,000,000 shares are Preferred Stock, par value $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series (the “Preferred Stock”)There are outstanding 2,500,000 shares of Class A Common Stock. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 4.03 Subsidiaries and Predecessor Corporations. Corrective Biotechnologies does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 4.04 Financial Matters. Corrective Biotechnologies does not have any assets or liabilities.

Section 4.05 Options or Warrants. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by Corrective Biotechnologies relating to the issued or unissued capital stock of Corrective Biotechnologies (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of Corrective Biotechnologies) or obligating Corrective Biotechnologies to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Corrective Biotechnologies. There are no outstanding contractual obligations of Corrective Biotechnologies to repurchase, redeem or otherwise acquire any shares of Corrective Biotechnologies Common Stock of Corrective Biotechnologies or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 4.06 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Corrective Biotechnologies after reasonable investigation, threatened by or against Corrective Biotechnologies or affecting Corrective Biotechnologies or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Schedules. Corrective Biotechnologies has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance that after reasonable investigation would result in the discovery of such default.

Section 4.07 Contracts.

(a) Corrective Biotechnologies is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b) Corrective Biotechnologies is not a party to or bound by, and the properties of Corrective Biotechnologies are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Corrective Biotechnologies is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Corrective Biotechnologies.

Section 4.08 Compliance with Laws and Regulations. Corrective Biotechnologies has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to Corrective Biotechnologies and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 4.09 Approval of Agreement. The Board of Directors of Corrective Biotechnologies has authorized the execution and delivery of this Agreement by Corrective Biotechnologies and has approved this Agreement and the transactions contemplated hereby.

Section 4.10 Valid Obligation. This Agreement and all agreements and other documents executed by Corrective Biotechnologies in connection herewith constitute the valid and binding obligation of Corrective Biotechnologies, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE V SHARE EXCHANGE

Section 5.01 (A) The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereinafter defined): (i) the BioModeling Shareholders shall sell, assign, transfer and deliver to Corrective Biotechnologies, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of BioModeling held by each of the BioModeling Shareholders; and (ii) the Vivos Shareholders shall sell, assign, transfer and deliver to Corrective Biotechnologies, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of Vivos held by each of the BioModeling Shareholders. The objective of such purchase (the “Exchange”) being the acquisition by Corrective Biotechnologies of 100% of the issued and outstanding shares of BioModeling and Vivos. In exchange for the transfer of such common stock by the BioModeling Shareholders and the Vivos Shareholders, Corrective Biotechnologies shall deliver to the BioModeling Shareholders and the Vivos Shareholders an aggregate of 20,000,000 shares of Corrective Biotechnologies’ common stock in the amounts set forth on the signature page to this Agreement (the “Exchange Shares”) representing approximately 88.9% of the issued and outstanding shares of Corrective Biotechnologies’ common stock and is hereinafter referred to as the “Exchange Consideration”. At the Closing Date, the BioModeling Shareholders and the Vivos Shareholders shall, on surrender their certificates representing their respective shares of common stock in BioModeling and Vivos to Corrective Biotechnologies and shall be entitled to receive a certificate or certificates evidencing their ownership of the Exchange Shares.

(B) On the Closing Date Corrective Biotechnologies shall cause to be issued to each BMS or Vivos shareholder, as the case may be, a Corrective Biotechnologies warrant (or option, as the case may be) in form and substance substantially similar to those currently held by each of such BMS and Vivos shareholders (each a “CBTI Replacement Warrant”). Each CBTI Replacement Warrant shall give such rights to each shareholder as such shareholder then held at the time of Closing in BMS and Vivos.

Upon consummation of the transaction contemplated herein, Corrective Biotechnologies shall hold all of the issued and outstanding shares of BioModeling and Vivos.

Section 5.02 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in Articles VII and VIII, and upon delivery of the Exchange Consideration as described in Section 5.01 herein. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than August 31, 2016.

Section 5.03 Closing Events. At the Closing, Corrective Biotechnologies, BioModeling and the BioModeling Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 5.04 Termination. The Board of Directors of BioModeling, Corrective Biotechnologies or Vivos may terminate this Agreement only in the event that Corrective Biotechnologies, BioModeling or Vivos do not meet the conditions precedent set forth in Articles VII and VIII. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE VI SPECIAL COVENANTS

Section 6.01 Access to Properties and Records. Corrective Biotechnologies, BioModeling and Vivos will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Corrective Biotechnologies, BioModeling of Vivos, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Corrective Biotechnologies, BioModeling or Vivos, as the case may be, as the other shall from time to time reasonably request.

Section 6.02 Designation of Directors and Officer.

(a) On the Closing Date, the following persons will take the position of Director with Corrective Biotechnologies, R. Kirk Huntsman and Dr. G. Dave Singh (the “Corrective Biotechnologies Designee”) The Corrective Biotechnologies Designee shall not be subject to any Disqualification Events as defined in Section 3.10 above.

(b) In addition, on the Closing, the Board of Corrective Biotechnologies shall reaffirm the prior appointment of officers of Corrective Biotechnologies as follows:

1.	R. Kirk Huntsman, as Chief Executive Officer,

2.	Dr. G. Dave Singh, as President & Chief Medical Officer,

3.	Donna S. Moore, Chief Financial Officer,

4.	Terrence L. Hales, General Counsel, and

5.	Gregg C. E. Johnson, Secretary & Treasurer.

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF CORRECTIVE BIOTECHNOLOGIES

The obligations of Corrective Biotechnologies under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by BioModeling, the BioModeling Shareholders, Vivos and the Vivos Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Acquired Companies shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Acquired Companies prior to or at the Closing. Corrective Biotechnologies shall be furnished with a certificate, signed by a duly authorized executive officer of the Acquired Companies and dated the Closing Date, to the foregoing effect.

Section 7.02 Officer’s Certificate. Corrective Biotechnologies shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of the Acquired Companies to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of the Acquired Companies threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Schedules, by or against the Acquired Companies, which might result in any material adverse change in any of the assets, properties, business, or operations of the Acquired Companies.

Section 7.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby.

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF BIOMODELING AND THE BIOMODELING SHAREHOLDERS

The obligations of the Acquired Companies and the Acquired Companies Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 8.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by Corrective Biotechnologies in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Corrective Biotechnologies shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Corrective Biotechnologies.

Section 8.02 Officer’s Certificate. the Acquired Companies shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of Corrective Biotechnologies, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Corrective Biotechnologies threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Schedules, by or against Corrective Biotechnologies, which might result in any material adverse change in any of the assets, properties or operations of Corrective Biotechnologies.

Section 8.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby.

Section 8.04 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Corrective Biotechnologies after the Closing Date on the basis as presently operated shall have been obtained including approval of the Corporate Actions by FINRA.

ARTICLE IX MISCELLANEOUS

Section 9.01 Brokers. Corrective Biotechnologies and the Acquired Companies agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Corrective Biotechnologies and the Acquired Companies each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 9.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Wyoming. Venue for all matters shall be in Phoenix, Arizona, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the previously mentioned court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 9.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Corrective Biotechnologies, to:

Attention: Lazarus Rothstein, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Direct Dial: 561-433-6217

Fax: 561-514-0832

Email: lrothstein@legalandcompliance.com

If to BioModeling and the BioModeling Shareholders, to:

Attention: Joe Q. Kaufman, Esq.

405 W. Arlington St.

Gladstone, OR 97027

Phone: (503) 206-1307 - Voice

Fax: (877) 866-1876 - Facsimile

Email: jqkaufmanlaw@gmail.com

If to Vivos and the Vivos Shareholders, to:

Attention: Lazarus Rothstein, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Direct Dial: 561-433-6217

Fax: 561-514-0832

Email: lrothstein@legalandcompliance.com

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 9.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 9.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 9.08 Third Party Beneficiaries. This contract is strictly between Corrective Biotechnologies, the Acquired Companies Shareholders and the Acquired Companies, and, except as specifically provided, no director, officer, stockholder (other than the Acquired Companies Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.09 Expenses. Subject to Section 9.04 above, whether or not the Exchange is consummated, each of Corrective Biotechnologies and the Acquired Companies will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 9.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 9.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 9.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 9.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 9.15 Independent Nature of Acquired Company Shareholders’ Obligations and Rights. The obligations of each the Acquired Companies Shareholders pursuant to this Agreement are several and not joint with the obligations of any other party, and no Acquired Company Shareholder shall be responsible in any way for the performance or non-performance of the obligations of any other Acquired Company Shareholders under this Agreement. Nothing contained herein, and no action taken by any Acquired Company Shareholder pursuant hereto, shall be deemed to constitute the Acquired Company Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Acquired Company Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Acquired Company Shareholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Acquired Company Shareholder to be joined as an additional party in any proceeding for such purpose. Each Acquired Company Shareholder has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

[Signature Pages Follow]

SIGNATURE PAGE FOR ENTITIES

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

CORRECTIVE BIOTECHNOLOGIES, INC.
a Wyoming corporation

By:	/s/ Gregg C.E. Johnson
Gregg C. E. Johnson, Director, Secretary & Treasurer

BIOMODELING SOLUTIONS, INC.
an Oregon corporation

By:	/s/ Dr. G. Dave Singh
Dr. G. Dave Singh, Chief Executive Officer

FIRST VIVOS, INC. a Texas corporation

By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman, Chief Executive Officer

SIGNATURE PAGE FOR BIOMODELING SHAREHOLDERS

IN WITNESS WHEREOF, the shareholders of BioModeling Solutions, Inc. have caused this Share Exchange Agreement to be executed as of the date first-above written.

Shareholder Name and Address	BioModeling Solutions Shares (to be exchanged)	Corrective Biotechnologies Shares	% Interest in Corrective Biotechnologies after Exchange

Dr. G. Dave Singh 5425 SE Clearbrook Street Hillsboro, OR 97123 SSN: ###-##-####	12,000,000	9,659,115	42.93%

Dr. Martha Cortes 120 Central Park South New York, NY 10019 SSN: ###-##-####	25,000	20,123	0.09%

Tara McLane Griffin 2015 Bear Head Road Southport, FL 32409 SSN: ###-##-####	25,000	20,123	0.09%

Soderbery Family Trust Dated Feb. 5, 2014 Irma Jean Soderbery, Trustee 11715 112th Avenue Anderson Island, WA 98303-9667 SSN: ###-##-####	200,000	160,985	0.72%

Dennis Klemp

Melodi Klemp P.O. Box 209 Warrenton, OR 97146 SSN: D. Klemp ###-##-#### SSN: M. Klemp ###-##-####	50,000	40,246	0.18%

SIGNATURE PAGE FOR BIOMODELING SHAREHOLDERS (Continued)

Shareholder Name and Address	BioModeling Solutions Shares (to be exchanged)	Corrective Biotechnologies Shares	% Interest in Corrective Biotechnologies after Exchange

C.S. Howard Trust Dated November 4, 2003 Charles S. Howard, Trustee 2800 SW Upper Drive Portland, OR 97201 SSN:###-##-####	25,000	20,123	0.09%

Dr. Edna Santos 450 Sutter Street #1114 San Francisco, CA 94108 SSN:###-##-####	25,000	20,123	0.09%

Mary Ann Baysac, DDS, MPH 401 Cayuga Avenue San Francisco, CA 94112 SSN: ###-##-####	25,000	20,123	0.09%

Thomas N. Toothacker 15414 SE Wallace Road Milwaukie, OR 97267 SSN:###-##-####	25,000	20,123	0.09%

Timothy A. Timmins 9600 SW Whispering Fir Drive Beaverton, OR 97007 SSN: ###-##-####	23,500	18,916	0.08%

Total		10,000,000	44.44%

SIGNATURE PAGE FOR VIVOS SOLUTIONS SHAREHOLDERS

IN WITNESS WHEREOF, the shareholders of First Vivos, Inc. have caused this Share Exchange Agreement to be executed as of the date first-above written.

Shareholder Name and Address	Vivos Shares (to be exchanged)	Corrective Biotechnologies Shares	% Interest in Corrective Biotechnologies after Exchange

R. Kirk Huntsman 514 Country Lane Coppell, TX 75019 SSN: ###-##-####	2,800	5,600,000	24.89%

Joe Womack 518 Country Lane Coppell, TX 75019 SSN: ###-##-####	550	1,100,000	4.89%

Susan McCullough 7112 Secrest Court Arvada, CO 80007 SSN: ###-##-####	550	1,100,000	4.89%

RaeAnn Byrnes 444 Bristol Street Roanoke, TX 76262 SSN: ###-##-####	550	1,100,000	4.89%

Todd Huntsman 908 Lake Bluff Drive Flower Mound, TX 75028 SSN: ###-##-####	550	1,100,000	4.89%

Total		10,000,000	44.44%

Corrective Biotechnologies, Inc. (“Corrective Biotechnologies”)

Share Exchange Agreement

Exhibits and Schedules

SCHEDULE 1.05

OPTIONS OR WARRANTS

1. Warrants: BioModeling Solutions, Inc. has granted Warrants to its current shareholders giving certain of such shareholders the right to purchase up to 50,000 fully paid and non-assessable shares of Common Stock of the Company for $1.33 per share (the “Basic Exercise Price”). The Basic Exercise Price and the number of shares that may be purchased are subject to adjustment under the terms of the Warrant.

Holder	Exercise Date	Expiration Date	Number of Shares	Exercise Price

Dr. Martha Cortés	December 18, 2013	December 18, 2018	6,250	$1.33

Tara McLane Griffin	December 18, 2013	December 18, 2018	6,250	$1.33

Soderbery Family Trust dated February 5, 2014	December 18, 2013	December 18, 2018	50,000	$1.33

Dennis Klemp and Melodi Klemp	December 18, 2013	December 18, 2018	12,500	$1.33

C. S. Howard Trust dated November 4, 2003	December 18, 2013	December 18, 2018	6,250	$1.33

Dr. Edna Santos	December 18, 2013	December 18, 2018	6,250	$1.33

Mary Ann Baysac, DDS, MPH	December 18, 2013	December 18, 2018	6,250	$1.33

Total			93,750

2. IP Acquisition Agreement: CBTI is in discussions with Dr. G. Dave Singh to acquire certain intellectual property related principally to the products and methods currently used by BMS under license from Dr. G. Dave Singh for $5,000,000 by issuing Dr. Singh with secured, convertible, redeemable, preferred stock (the “Preferred Stock”) that may convert into shares of the common stock of Corrective Biotechnologies. Final terms of such Preferred Stock are defined in the Operating Terms of Reference, dated July 1, 2016 attached hereto. Any such Preferred Stock, or the common shares into which the Preferred Shares may convert will be in addition to the common stock issued by CBTI to BMS and Vivos in connection with this agreement and should therefore be considered as dilutive to the overall capitalization of CBTI.

SCHEDULE 1.07(A)

MATERIAL CONTRACTS

1. Licensing Agreement: Subject to royalty payment obligations and limitations provided in the Licensing Agreement attached hereto as Exhibit “B” (the “Licensing Agreement”), Singh granted to BMS commencing September 20, 2013, an exclusive, ten-year, worldwide, license of Singh’s Intellectual Property Rights and associated technology to reproduce; execute; display; perform; import; offer to sell; sell; educate, train and certify; prepare diagnoses and/or diagnostic reports; distribute and have distributed; use; design; and manufacture and have manufactured, Products and related Reference Designs using the associated technology and further research, develop and modify the associated technology solely to the extent reasonably necessary to incorporate the DNA appliance system and its products. All copies of such associated technology provided to BMS or made by BMS are to be returned to Singh upon the expiration or earlier termination of the Licensing Agreement.

2. IP Acquisition Agreement: CBTI is in discussions with Dr. G. Dave Singh to acquire certain intellectual property related principally to the products and methods currently used by BMS under license from Dr. G. Dave Singh for $5,000,000 by issuing Dr. Singh with secured, convertible, redeemable, preferred stock (the “Preferred Stock”) that may convert into shares of the common stock of Corrective Biotechnologies. Final terms of such Preferred Stock are defined in the Operating Terms of Reference, dated July 1, 2016 attached hereto. Any such Preferred Stock, or the common shares into which the Preferred Shares may convert will be in addition to the common stock issued by CBTI to BMS and Vivos in connection with this agreement and should therefore be considered as dilutive to the overall capitalization of CBTI.

It is anticipated that the Licensing Agreement will be mutually terminated with written consent of the Parties no later than the closing date of the IP Acquisition Agreement.

EXHIBIT A (Reference page 3, Section 1.07(c))

(i) BioModeling is a party to the following oral employment agreements with the below listed employees who are paid at the market rate of pay matching their experience and skills:

●	MacKenzie Deragon
●	Dr. Gurdev Dave Singh
●	Stephen E. Thompson
●	Amanda J. Wyatt
●	Kenneth Yielding

(ii) BioModeling provides a 401K Plan and Trust to its employees. A summary of the Plan & Trust follows on the succeeding three pages of this Exhibit.

BioModeling has taken Board action to provide up to a 6% profit share to all employees employed at the time of the Closing of the Share Exchange Agreement which employees may take in the form of cash or in exchange for stock in Corrective Biotechnologies, Inc.

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